UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 14, 2016

MVP REIT II, INC.
(Exact name of registrant as specified in its charter)

Maryland	333-205893	47-3945882
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12730 HIGH BLUFF DRIVE, SUITE 110
SAN DIEGO, CA 92130
(Address of principal executive offices)
(Zip Code)

Registrant's telephone number, including area code: (858) 369-7959

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

MVP REIT II, Inc. (the "Company") advised that it anticipates it will close the pending public offering of its common stock on or about October 1, 2016.  The Board of Directors reserved the right to extend the offering beyond October 1, 2016 depending upon market conditions and other factors. For further information on the offering, see the Company's registration statement and the related prospectus and prospectus supplements filed with the SEC available at www.sec.gov.

In addition, the Company, together with MVP REIT, Inc., has engaged Ladenburg Thalmann & Co. Inc. to  assist it in evaluating various courses of action intended to enhance stockholder liquidity and value following completion of the public offering.

On June 14, 2016, the Company issued a press release announcing the anticipated closing date and the engagement of Ladenburg Thalman & Co. A copy of the press release is attached as Exhibit 99.1 hereto.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

99.1 Press Release June 14, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 15, 2016
MVP REIT II, INC.
By: __/s/ Michael V. Shustek__
Michael Shustek
Chief Executive Officer